                                                                    EXHIBIT 10.6


                                FIRST AMENDMENT
                                      TO
                      CHAMPION INTERNATIONAL CORPORATION
                      SUPPLEMENTAL RETIREMENT INCOME PLAN
                      -----------------------------------


          Pursuant to Section 5.1 of the Champion International Corporation Supplemental Retirement Income Plan ("Plan"), the Plan is hereby amended, effective as of January 1, 1994, by changing Subsection 2.1(a) in the following respects:

          (a) the word "and" immediately after Paragraph (3) is deleted and reinserted after the semicolon at the end of Paragraph (4); and

          (b)  new Paragraph (5) is added to read as follows:
          "(5) with respect only to those Executives elected by the Board of Directors of the Employer as officers of the Employer on or from time to time after May 19, 1994, and with respect to the President and Managing Director of Champion Papel e Celulose, Ltda. in office on December 20, 1994, without giving effect to the 30-year limit on Years of Credited Service taken into account under the components of the benefit formula expressed in Subsections 4.2(a)(1) and (2) of the Retirement Plan, and by substituting 'three (3) consecutive Plan Years' for 'five (5) consecutive Plan Years' each time this phrase appears in the definition of 'Average Earnings' in Section 2.7 of the Retirement Plan;".

          IN WITNESS WHEREOF, the Chairman of the Pension and Employee Benefits Committee of Champion International Corporation, on behalf of said Committee, has executed this First Amendment as evidence of its adoption and the Chief Executive Officer of Champion International Corporation has subscribed his written approval of this First Amendment effective as of January 1, 1994.





                                                 /s/Gerald J. Beiser
                                                 -------------------------------
                                                 Chairman - Pension and Employee
                                                 Benefits Committee





/s/Andrew C. Sigler
-------------------------------
Chief Executive Officer